UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	27-4895840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.75% Notes due 2023	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-216665

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby consist of the 5.75% Notes due 2023 (the “Notes”) of Monroe Capital Corporation, a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “MRCCL.” As of September 12, 2018, the Registrant has sold and issued $69,000,000 in aggregate principal amount of the Notes, which includes full exercise of the underwriters’ over-allotment option.

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Post-Effective Amendment No. 4 to its Registration Statement on Form N-2 (Registration No. 333-216665) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “The Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated September 5, 2018, as filed with the Commission on September 6, 2018 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Amended and Restated Articles of Incorporation of Monroe Capital Corporation (Incorporated by reference to Exhibit (a)(1) of the Registrant’s Pre-Effective Amendment No. 8 to the Registration Statement on Form N-2 (File No. 333-172601) filed on October 18, 2012)

3.2	Bylaws of Monroe Capital Corporation (Incorporated by reference to Exhibit (b)(1) of the Registrant’s Pre-Effective Amendment No. 8 to the Registration Statement on Form N-2 (File No. 333-172601) filed on October 18, 2012)

4.1	Indenture dated as of September 12, 2018, between Monroe Capital Corporation and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit (d)(7) of the Registrant’s Post-Effective Amendment No. 6 to the Registration Statement on Form N-2 (File No. 333-216665) filed on September 12, 2018)

4.2	First Supplemental Indenture dated as of September 12, 2018, between Monroe Capital Corporation and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit (d)(8) of the Registrant’s Post-Effective Amendment No. 6 to the Registration Statement on Form N-2 (File No. 333-216665) filed on September 12, 2018)

4.3	Form of Global Note with respect to the 5.75% Notes due 2023 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 12, 2018	Monroe Capital Corporation

	By:	/s/ Aaron D. Peck
Aaron D. Peck
Chief Financial Officer